____________ __, 2012

Pacific Monument Acquisition Corporation

800 Third Avenue

New York, New York 10022

Morgan Joseph TriArtisan LLC

600 Fifth Avenue, 19th Floor

New York, New York 10020

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Pacific Monument Acquisition Corporation, a Delaware corporation (the “Company”), and Morgan Joseph TriArtisan LLC, as Representative (the “Representative”) of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant, each warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph __ hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.      If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares beneficially owned by him, her or it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.      In the event that the Company fails to consummate a Business Combination within 18 months from the closing of the IPO the undersigned will, as promptly as possible, (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares within ten (10) business days and (ii) cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. [In the event of the liquidation of the Trust Fund, the undersigned agrees to jointly and severally indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or a prospective target business with which the Company has discussed entering into a Business Combination, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund below $[10.15/$10.10] per share; provided that such indemnity shall not apply if such vendor or prospective target business executes an agreement waiving any claims against the Trust Fund, even if such waiver is deemed to be unenforceable, and except as to any claims under the Company’s indemnity of the underwriters pursuant to the Underwriting Agreement.]1 The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any warrants, all rights of which will terminate on the Company’s liquidation.

[3.     In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.]2

4.      The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated with, such transaction must be approved by a majority of the Company’s disinterested directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

1 To be included for indemnifying party letters only.

2 To be included only in director/officer letters only.

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5.      Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination[; provided that the Company shall be allowed to repay a non-interest bearing loan in an aggregate amount of $37,500 made to the Company by [Monument Capital Group SPAC I LLC][Pacific Capital Partners & Associates Limited] to cover the IPO expenses; provided further that the Company shall be allowed to pay $2,750 per month to [Monument Capital Group SPAC I LLC][Pacific Capital Partners & Associates Limited] for office space and related services]3. Notwithstanding the foregoing, the undersigned and any affiliate of the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

6.      Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

7.      The undersigned will escrow all of his Insider Shares subject to the terms of an Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.      The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Insider Warrants will be subject to the transfer restrictions described in the Subscription Agreement relating to the undersigned’s Insider Warrants.

[9.     The undersigned agrees to be the _________ of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. The undersigned represents and warrants that:

3 The entire section is not to be included in Seaport Group LLC or Armory Master Fund Ltd’s insider letters.

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(a)         he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)         he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)         he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10.      The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement [and to serve as _________ of the Company.]4

11.      The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly, whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and waives his right to sell any such securities to the Company in connection with any tender offer commenced by the Company or otherwise prior to the consummation of a Business Combination, and agrees that he will not seek conversion with respect to, or tender or otherwise sell, such shares in connection with any vote to approve a Business Combination or tender offer or repurchase program with respect thereto; provided, however, that if the undersigned should acquire any shares of the Company’s Common Stock in the IPO or in the aftermarket, the undersigned shall be entitled to redemption rights with respect to such shares upon the liquidation of the Company if the Company fails to consummate a Business Combination within 18 months from the closing of the IPO.

12.      [The undersigned agrees not to participate in the formation of, or become an officer or director of, any similarly structured blank check company focusing on completing an initial Business Combination with a target business in the security and defense industry until the Company has entered into a definitive agreement for its initial Business Combination or has failed to complete an initial Business Combination within the required time period.]5

4 To be included in director/officer letters only.

5 To be included in director/officer letters only.

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13.       The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth of the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligations to redeem or convert the shares of Common Stock purchased in the IPO or in the aftermarket prior to the consummation of a Business Combination.

[14.      In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.]6

15.       This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Representative and appoint a substitute agent acceptable to each of the Company and Representative within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

16.      As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Insider Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; and (vi) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

6 To be included for indemnifying party letters only.

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17.      The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

Print Name of Insider

Signature

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